UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

POLARIS INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(Registrant’s telephone number, including area code) (763) 542-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	PII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Awards

On December 23, 2020, the Compensation Committee of the Board of Directors of Polaris Inc. (the “Company”) approved retention awards to James P. Williams, Senior Vice President, Chief Human Resources Officer, and Kenneth J. Pucel, Executive Vice President, Global Operations, Engineering and Lean, providing for an award of restricted stock units to be granted in January that will cliff vest on the second anniversary of the date of grant, subject to the executive remaining employed with the Company as of such date, absent earlier vesting upon a termination of employment (i) by the Company (other than for cause), (ii) in connection with a change in control of the Company, or (iii) as the result of the RSU Grantee’s death or disability, or as otherwise set forth in the grant agreement. The number of restricted stock units will be calculated by dividing $1 million by the closing stock price of Company common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 30, 2020

POLARIS INC.

/s/ Lucy Clark Dougherty
Lucy Clark Dougherty
Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

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